EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this registration statement of mPhase Technologies, Inc. on Amendment No. 3 to Form S-1 of our report dated September 19, 2005, relating to the consolidated financial statements of mPhase Technologies, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of mPhase Technologies, Inc. for the year ended June 30, 2006.

Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
August 15, 2007